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                                                                    Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form F-4 No. 333-109493) of chinadotcom corporation for the registration of shares of its Class A common shares and to the incorporation by reference therein of our report dated April 28, 2004 with respect to the consolidated financial statements of chinadotcom corporation included in its 20-F dated May 7, 2004, filed with the Securities and Exchange Commission.


/s/ Ernst & Young
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Ernst & Young
Hong Kong
May 7, 2004